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                                                                    Exhibit 99.4


                                     CONSENT
                                       OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

We hereby consent to the use of our opinion letter dated November 16, 2003 to the Board of Directors of The St. Paul Companies, Inc. ("St. Paul") included as Appendix F to the Proxy Statement/Prospectus which forms a part of the initially filed Registration Statement on Form S-4 relating to the proposed merger of Travelers Property Casualty Corp. with and into Adams Acquisition Corp., a wholly owned subsidiary of St. Paul and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--Opinions of Financial Advisors--St. Paul's Financial Advisors," "The Merger--Background of the Merger," "The Merger--St. Paul's Reasons for the Merger; Recommendation of the St. Paul Board of Directors--Opinions of Financial Advisors" and "Opinions of Financial Advisors--Opinions of St. Paul's Financial Advisors--Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED


                                           By: /s/ Merrill Lynch, Pierce, Fenner
                                                      & Smith Incorporated
                                               ---------------------------------



December 9, 2003